Exhibit 99.1

News Release

For Immediate Release
September 4, 2007

Federal Home Loan Bank of San Francisco Increases Loans to Members by $53 Billion in July and August

San Francisco - The Federal Home Loan Bank of San Francisco increased its lending to member financial institutions substantially in July and August, primarily to help members grow their mortgage portfolio holdings and increase their liquidity resources. Preliminary results show that the par amount of the Bank's loans to member financial institutions, known as advances, has increased by $53 billion since June 30, 2007, to a total of $224 billion as of August 31, 2007.

While the Bank's largest members accounted for much of the growth, the Bank recorded advances growth across most member asset sizes and charter types. In total, 107 members increased their net borrowings during the period, while 97 members decreased their net borrowings.

"As the secondary market for nonconforming loans became less liquid and other funding sources became more expensive, we have been able to support our members with the liquidity they needed," said Dean Schultz, President and CEO of the Federal Home Loan Bank of San Francisco.

"Our ability to provide liquidity to our members is due to the extensive market for FHLBank System debt, which is based on the resources of all 12 of the Federal Home Loans Banks," Mr. Schultz added. "We have been fulfilling the mission for which the Federal Home Loan Banks were created, and we are pleased to be able to meet the needs of our members during a difficult time."

The par value of advances does not include fair value adjustments for hedged advances resulting from SFAS 133 or premiums and discounts on advances.

About the Federal Home Loan Bank of San Francisco
The Federal Home Loan Bank of San Francisco delivers low-cost funding and other services that help member financial institutions make home mortgages to people of all income levels and provide credit that supports neighborhoods and communities. The Bank also funds community investment programs that help members create affordable housing and promote community economic development. The Bank's members-its shareholders and customers-are commercial banks, credit unions, savings institutions, thrift and loans, and insurance companies headquartered in Arizona, California, and Nevada. The Federal Home Loan Bank of San Francisco is one of 12 regional banks in the FHLBank System, which is celebrating 75 years of service to members and communities this year.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including statements related to advances growth and the Bank's ability to meet demand for advances growth. These statements are based upon our current expectations and estimations and speak only as of the date hereof. These statements may use forward-looking terms, such as "estimates" or their negatives or other variations on these terms. The Bank cautions that by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, market conditions and the Bank's ability to access the capital markets. For a further list and description of such risks and uncertainties, see the reports and other filings by the Bank with the United States Securities and Exchange Commission, including the Bank's annual report on Form 10-K for the year ended December 31, 2006. We undertake no obligation to revise or update publicly any statements herein and there is no guarantee that any trends expressed or implied herein will continue.

Contacts:
Amy Stewart, 415-616-2605, stewarta@fhlbsf.com
Cynthia Lopez, 415-616-2757, lopezc@fhlbsf.com